EXHIBIT 10.15

                AGREEMENT FOR THE SALE AND PURCHASE OF SHARES IN
                      ZHUHAI ZHONGWEI DEVELOPMENT CO. LTD.

This Agreement is made and entered into by and between:

The Seller:       Hainan Cihui Industrial Co. Ltd.
                  Legal representative : Mr. Ching Lung Po

The Purchaser : Mr. Li Qing Quan

WHEREAS the Seller owns 5,400,000 shares, representing 90% of the total issued and outstanding share capital of Zhuhai Zhongwei Development Co. Ltd. (the "Company") and desires to sell all of and the Purchaser desires to purchase all of such share capital.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

                           ARTICLE I SALE AND PURCHASE

      Upon and subject to the terms and conditions of this Agreement, the Seller shall sell and the Purchaser shall purchase 5,400,000 shares of the Company (the "Shares") held by the Seller.

                            ARTICLE II EFFECTIVE DATE

      This Agreement shall be effective on January 1, 2003 and shall be binding on all parties to this Agreement.

                           ARTICLE III PURCHASE PRICE

      The consideration for the Shares shall be RMB5,400,000 (the "Purchase Price") and shall be payable within one month from the date of this Agreement. The Shares shall include all rights and interests attached to the Shares from the Effective Date.

                        ARTICLE IV COMPLETION OF TRANSFER

      The transfer of Shares shall take place at the headquarters of the Company, except otherwise agreed by all parties concerned, the following business shall be completed:-

      (1) The Seller shall deliver or procure the delivery to the Purchaser the following document:

            (A) the share certificate for the Shares ; and

            (B) the written resignation of all directors nominated by the Seller.

      (2) The Seller shall procure that a board meeting of the Company be held to adopt the following resolutions:-

            (A) appoint the nominees of the Purchaser as directors;

            (B) approve the resignation submitted by the directors nominated by the Seller and

            (C) approve the registration of the transfer of Shares on the shareholders register.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

1     The Seller is a legal person duly organized and validly existing under the laws of the People's Republic of China. The Seller has full corporate power and authority to execute this Agreement and to perform its responsibility hereunder.

2     The Seller shall execute and to perform its responsibility of this
Agreement. The execution of this Agreement shall be duly and validly authorized, and shall be legally enforceable against the Seller.

3     The Shares are validly issued, outstanding, fully paid and nonassessable.
All related stamp duty has been paid. The Shares are free and clear of all liens, security interests, pledges or encumbrances of any kind.

4     The execution by the Seller of this Agreement and the performance by the
Seller of its responsibility under this Agreement:

      (A) shall not breach any articles of association or other comparable corporate charter documents of the Seller and the Company;

      (B) shall not breach any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Seller and the Company or any of their assets and properties.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

1     The Purchaser has full corporate power and authority to execute this
Agreement and to perform its responsibility hereunder.

2     The Purchaser shall execute and to perform its responsibility of this
Agreement. The execution of this Agreement shall be duly and validly authorized, and shall be legally enforceable against the Purchaser.

3     The execution by the Purchaser of this Agreement and the performance by the Purchaser of its responsibility under this Agreement:

      (A) shall not breach any articles of association or other comparable corporate charter documents of the Purchaser;

      (B) shall not breach any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Purchaser or any of its assets and properties.

                                   ARTICLE VII
                             CONTINUING PERFORMANCE

1     Both the Seller and the Purchaser shall execute and perform and cause or procure to execute and perform all such other documents, acts and things as may be required by or incidental to the preparation, execution, completion and performance of this Agreement and the documents and transactions contemplated hereby.

2     After the completion of the transfer, all provisions hereof shall, so far as they remain capable of being performed or observed, continue in full force.

                                  ARTICLE VIII
                              LAW AND JURISDICTION

1     This Agreement is governed by and shall be construed in accordance with the laws of the People's Republic of China.

2     The parties irrevocably submit to the exclusive jurisdiction of the courts of the People's Republic of China.

                                   ARTICLE IX
                                  MISCELLANEOUS

1     This Agreement supersedes all prior discussion and agreements between the parties hereto with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

2     The heading used in this Agreement have been inserted for convenience of reference only and do not define or limit the provision hereof.

3     This Agreement shall be executed in required number of counterparts, each of which shall be deemed an original.

Dated this 22nd day of April, 2003.

The Seller:
Hainan Cihui Industrial Co. Ltd.

By: /s/Ching Lung Po
---------------------
Ching Lung Po

The Purchaser:

By: /s/Li Qing Quan
---------------------
Li Qing Quan

Agreement for the Sale and Purchase of Shares in Zhuhai Zhongwei Development Co. Ltd. by and between HARC and Li Qing Quan dated April 22, 2003 (Certified English translation of original Chinese version)

The undersigned officer of China Resources Development, Inc. hereby certifies that the foregoing is a fair and accurate English translation of the original Chinese version of the Agreement for the Sale and Purchase of Shares in Zhuhai Zhongwei Develoment Co. Ltd. by and between HARC and Li Qing Quan dated April 22, 2003.

                             /s/ Wong Wah On
                             ----------------------------------------------
                             Wong Wah On, Director and Financial Controller